UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2012 (February 8, 2012)

VRINGO, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-34785	20-4988129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 W. 28th Street New York, New York	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 525-4319

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.   Unregistered Sales of Equity Securities.

Between February 6 and February 14, 2012, Vringo, Inc. (the “Company”) entered into agreements with holders of certain of its outstanding warrants (the “Holders”), pursuant to which the Holders exercised warrants to purchase 3,828,993 shares of the Company's common stock for aggregate proceeds to the Company of $3.6 million. The Company issued new warrants to purchase an aggregate of 2,505,922 shares of common stock at an exercise price of $1.76 per share in consideration for the immediate exercise of the warrants.

The foregoing paragraph includes (i) the warrant exercises and issuances set forth in the Current Report on Form 8-K filed by the Company on February 7, 2012, and (ii) additional warrant exercises to purchase 1,384,127 shares of the Company’s common stock (the “Original Warrants”) between February 8, 2012 and February 14, 2012. The additional aggregate proceeds received by the Company upon the exercise of the Original Warrants equaled approximately $1.3 million. In consideration for the immediate exercise of the Original Warrants by the holders, the Company issued the holders new five-year warrants to purchase an aggregate of 721,213 shares of common stock (the “New Warrants”). The New Warrants have an exercise price of $1.76 per share and are redeemable by the Company in the event its common stock exceeds $5.00 for twenty of thirty trading days. The New Warrants were offered and sold to accredited investors pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

On February 14, 2012, the Company issued a press release announcing the warrant exercises. A copy of this press release is attached hereto as Exhibit 99.1.

Item 7.01 Regulation FD Disclosure.

A copy of a slide presentation that the Company uses at investor conferences is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein solely for purposes of this Item 7.01 disclosure. Additionally, the Company has posted the slide presentation on its website at www.vringoinc.com in the investor relations section.

The information contained in this Current Report on Form 8-K, including Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates the information by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by the Company on February 14, 2012
99.2	PowerPoint Slide Presentation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 14, 2012	vringo, inc.

	By:	/s/ Ellen Cohl
Name: Ellen Cohl Title: Chief Financial Officer Executive Officer